Exhibit 99.2

RPAI
Retail Properties of America, Inc.

JCPenney
Alamo Ranch, San Antonio, TX

THE HOME DEPOT
ILLINOIS HOME IMPROVEMENT WAREHOUSE
Oswego Commons, Chicago, IL

T·J·maxx
Commons at Royal Palm, Royal Palm Beach, FL

WHOLE FOODS
Paradise Valley Marketplace, Phoenix, AZ

Southlake Town Square, Southlake, TX

SUPPLEMENTAL FINANCIAL INFORMATION
Second Quarter 2012

WWW.RPAI.COM

Southlake Town Square, Southlake, TX Commons at Royal Palm, Royal Palm Beach, FL Paradise Valley Marketplace, Phoenix, AZ Oswego Commons, Chicago, IL Alamo Ranch, San Antonio, TX www. rpai.com Supplemental financial information Second Quarter 2012

Earnings Release i-vii Financial Summary Condensed Consolidated Balance Sheets 1 Condensed Consolidated Statements of Operations 2 Funds From Operations 3 Supplemental Financial Statement Detail 4 Capitalization 5 Unsecured Credit Facility Covenants 6 Consolidated Debt Summary 7 Transaction Summary Acquisitions and Dispositions 8 Portfolio Summary Property Overview 9 State/Regional Summary 10 Retail Operating Portfolio Occupancy 11 Top Tenants 12 Retail Leasing Activity Summary 13 Retail Lease Expirations 14 nconsolidated Joint Venture Summary Unconsolidated Joint Venture Combined Financial Statements 15-17 Unconsolidated Joint Venture Overview and Debt Summary 18 Other Information Non-GAAP Financial Measures and Reconciliations 19-22 table of contentS 2901 butterfield road | oak brook, IL 60523 | www. rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS

SECOND QUARTER RESULTS

Oak Brook, IL – August 6, 2012 – Retail Properties of America, Inc. (NYSE: RPAI) today reported financial and operating results for the quarter and six months ended June 30, 2012.

FINANCIAL RESULTS

For the quarter ended June 30, 2012, Retail Properties of America reported:

■	Operating Funds From Operations (Operating FFO) of $51.0 million, or $0.23 per share, compared to $45.0 million, or $0.23 per share for the same period in 2011;
■	Funds From Operations (FFO) of $70.2 million, or $0.31 per share, compared to $49.0 million, or $0.25 per share for the same period in 2011;
■	Net income of $17.7 million, or $0.08 per share, compared to a net loss of $13.7 million, or $(0.07) per share, for the same period in 2011.

For the six months ended June 30, 2012, the Company reported:

■	Operating FFO of $100.1 million, or $0.48 per share, compared to $85.7 million, or $0.45 per share for the same period in 2011;
■	FFO of $118.6 million, or $0.56 per share, compared to $100.5 million, or $0.52 per share, for the same period in 2011;
■	Net income of $1.4 million, or $0.01 per share, compared to a net loss of $53.7 million, or $(0.28) per share, for the same period in 2011.

OPERATING RESULTS

For the quarter ended June 30, 2012, Retail Properties of America’s results for its consolidated portfolio were as follows:

■	4.1% increase in total same store net operating income (NOI) over the comparable period in 2011;
■	Total portfolio percent leased, including leases signed but not commenced: 91.6% at June 30, 2012, up 20 basis points from 91.4% at March 31, 2012 and up 160 basis points from 90.0% at June 30, 2011;
■	Retail portfolio percent leased, including leases signed but not commenced: 91.0% at June 30, 2012, up 40 basis points from 90.6% at March 31, 2012 and up 230 basis points from 88.7% at June 30, 2011;
■	707,000 square feet of retail leasing transactions, comprised of 148 new and renewal leases; and,
■

Generated positive comparable leasing spreads, including the Company’s pro rata share of joint ventures, on a cash basis, with new leases at 7.5% and renewal leases at 4.3%, for a blended spread of 5.0%.

Retail Properties of America, Inc.

T: 855.646.7724
www.rpai.com	2901 Butterfield Road
Oak Brook, IL 60523

Mr. Steven P. Grimes, president and CEO, stated, “During the second quarter, the Company generated significant year-over-year operational improvements with strong leasing activity, increased portfolio occupancy, and robust same store NOI growth.  We are encouraged by our progress, and with our recent equity offering, we believe we are well positioned to capture the embedded growth in our portfolio, despite the economic cross-currents.  We remain focused on increasing long-term shareholder value through active asset management and prudent capital recycling.”

CAPITAL MARKETS AND BALANCE SHEET ACTIVITY

PUBLIC EQUITY OFFERING

On April 11, 2012, Retail Properties of America closed on a public offering of 36.57 million shares of common stock (including the overallotment option), raising $292.6 million in gross proceeds, or $266.5 million in net proceeds. This transaction also resulted in the listing of the Company’s Class A common stock on the NYSE under the symbol “RPAI.” The Company utilized the net proceeds from this transaction to repurchase its partner’s interest in a consolidated joint venture for $55.4 million, to repay a $94.3 million mortgage loan on a pool of six cross-collateralized properties, and to repay $116.8 million of outstanding amounts under its senior unsecured revolving line of credit.

FINANCINGS

During the quarter, Retail Properties of America closed on $134.0 million of mortgage loan financings, secured by three properties. The financing activity during the quarter was completed at a weighted average interest rate of 4.31% and a weighted average term of 8.7 years. The Company also made repayments on mortgages payable of $223.4 million, excluding amortization, and received forgiveness of debt of $23.6 million. The mortgages repaid during the quarter had a weighted average interest rate of 6.39%.

BALANCE SHEET

As of June 30, 2012, the Company had $3.1 billion of consolidated indebtedness outstanding at a weighted average interest rate of 5.87% and a weighted average maturity of 5.5 years.

Subsequent to quarter end, the Company entered into an interest rate swap transaction to convert the variable rate portion of $300 million of floating rate debt to a fixed rate of 0.53875% from July 31, 2012 through February 24, 2016, the maturity date of the Company’s unsecured term loan. The margin on the unsecured term loan is based on a leverage grid and ranges from 1.75% to 2.50%. The applicable margin was 2.50% as of June 30, 2012.

INVESTMENT ACTIVITY

On April 10, 2012, the Company transferred one office property that was subject to a matured mortgage to the lender as a deed in lieu of foreclosure and received debt forgiveness of $23.6 million, resulting in a gain of $6.8 million. The Company has one remaining mortgage payable past maturity and continues to pursue an appropriate resolution.

As previously announced, during the second quarter, the Company, through its wholly-owned subsidiaries, completed a multi-year lease extension with Aon Corporation for approximately 819,000 square feet in Lincolnshire, IL. This transaction represents the successful renewal of the largest tenant in the non-core portfolio and the Company expects to market this asset in the near future.

TERMINATED SERVICE AGREEMENTS

During the second quarter of 2012, the Company provided written notice of termination of the following agreements with The Inland Group and its affiliates: investment advisor services, loan servicing, mortgage financing services, communications services, institutional investor relationships services, insurance and risk management services, property tax services, computer services and personnel services. With the exception of the investment advisor agreement termination, which was effective in the second quarter of 2012, these terminations will be effective during the fourth quarter of 2012.

On August 2, 2012, the Company executed a lease for new office space with an external third-party and will relocate its corporate headquarters by year-end 2012.

DIVIDEND

On June 8, 2012, the Board of Directors of Retail Properties of America declared the second quarter distribution of $0.165625 per share, payable on July 10, 2012 to stockholders of record at the close of business on June 29, 2012.

GUIDANCE

Retail Properties of America is increasing guidance for 2012 Operating FFO per share to a range of $0.83 to $0.87 versus prior guidance of $0.80 to $0.86 and improving its 2012 net loss per share guidance to a range of $(0.15) to $(0.11) versus prior guidance of $(0.23) to $(0.17).

WEBCAST AND SUPPLEMENTAL INFORMATION

Retail Properties of America’s management team will hold a webcast, on Tuesday, August 7, 2012 at 10:00 AM EST, to discuss its quarterly financial results and operating performance, business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.  To participate in the online webcast on the Company’s website please go to www.rpai.com under the investor relations section of the website and follow the directions.  A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com under the investor relations section of the website and follow the directions.

The Company has also posted supplemental financial and operating information and other data on the investor relations section of its website.

ABOUT RPAI

Retail Properties of America, Inc. is a fully integrated, self-administered and self-managed real estate company that owns and operates high quality, strategically located shopping centers across 35 states. The Company is one of the largest owners and operators of shopping centers in the United States.

SAFE HARBOR LANGUAGE

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,”  “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Form 10-K and Form 10-Qs filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net (loss) income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of investment properties, plus depreciation and amortization and impairment charges on investment properties, including adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of real estate investment trusts (REITs). Management believes that, subject to the following limitations, FFO provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO include loss on lease terminations, which encompasses the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations. Loss on lease terminations included in depreciation and amortization for FFO excludes the write-off of tenant-related above and below market lease intangibles that are otherwise included in “Loss on lease terminations” in the Company’s condensed consolidated statements of operations.  The Company also reports Operating FFO, which is defined as FFO excluding the impact of gains and losses from the early extinguishment of debt and other items as denoted within the calculation that management does not believe are representative of the operating results of the Company’s core business platform. Management considers Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which management does not consider representative of the operating results of the Company’s core business platform. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.  FFO and Operating FFO are not intended to be alternatives to “Net Income” as indicators of the Company’s performance, nor alternatives to “Cash Flows from Operating Activities” as determined by GAAP as measures of the Company’s capacity to pay dividends. The Company also reports same store NOI.  The Company defines NOI as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements and amortization of acquired above and below market lease intangibles) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense and straight-line bad debt expense). Same store NOI represents NOI from the Company’s same store portfolio consisting of 270 operating properties acquired or place in service prior to January 1, 2011, but excluding University Square, the property for which we have ceased making the monthly debt service payment and for which we have attempted to negotiate with the lender, due to the uncertainty of the timing of transfer of ownership of this property. Management believes that NOI and same store NOI are useful measures of the Company’s operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. Management believes that NOI and same store NOI provide an operating perspective not immediately apparent from GAAP operating income or net (loss) income. Management uses NOI and

v

same store NOI to evaluate the Company’s performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as an alternative measure of the Company’s financial performance.

CONTACT INFORMATION

Angela Aman, Chief Financial Officer	Nikki Saks
Retail Properties of America, Inc.	ICR, LLC
630.586.6533	203.682.8289

Retail Properties of America, Inc.

FFO and Operating FFO Guidance

	Per Share Guidance Range Full Year 2012
	Low	High

Net loss attributable to Company shareholders	$(0.15)	$(0.11)
Add:
Depreciation and amortization (a)	1.19	1.19
Provision for impairment of investment properties (a)	0.01	0.01
Less:
Gain on sales of investment properties (a)	(0.13)	(0.13)
Noncontrolling interests’ share of depreciation related to consolidated joint ventures (a)	-	-
FFO	$0.92	$0.96

Add:
Excise tax accrual	0.02	0.02
Less:
Mortgage premium write-off	(0.05)	(0.05)
Recognized gain on marketable securities	(0.03)	(0.03)
Gain on extinguishment of debt	(0.02)	(0.02)
Other	(0.01)	(0.01)
Operating FFO	$0.83	$0.87

(a)  Includes amounts from discontinued operations.

Retail Properties of America, Inc.

Condensed Consolidated Balance Sheets

(amounts in thousands, except par value amounts)

(unaudited)

	June 30,	December 31,
	2012	2011
Assets
Investment properties:
Land	$1,327,299	$1,334,363
Building and other improvements	5,047,625	5,057,252
Developments in progress	50,391	49,940
	6,425,315	6,441,555
Less accumulated depreciation	(1,274,421)	(1,180,767)
Net investment properties	5,150,894	5,260,788

Cash and cash equivalents	102,346	136,009
Investment in marketable securities, net	20,034	30,385
Investment in unconsolidated joint ventures	56,548	81,168
Accounts and notes receivable (net of allowances of $7,863 and $8,231, respectively)	86,810	94,922
Acquired lease intangibles, net	152,713	174,404
Other assets, net	190,061	164,218
Total assets	$5,759,406	$5,941,894

Liabilities and Equity
Liabilities:
Mortgages and notes payable (includes unamortized premium of $0 and $10,858, respectively, and unamortized discount of $(1,747) and $(2,003), respectively)	$2,702,920	$2,926,218
Credit facility	430,000	555,000
Accounts payable and accrued expenses	98,459	83,012
Distributions payable	38,200	31,448
Acquired below market lease intangibles, net	78,203	81,321
Other financings	-	8,477
Co-venture obligation	-	52,431
Other liabilities	70,296	66,944
Total liabilities	3,418,078	3,804,851

Redeemable noncontrolling interests	-	525

Commitments and contingencies

Equity (a):
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	-	-
Class A common stock, $0.001 par value, 475,000 shares authorized, 85,088 and 48,382 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	85	48
Class B-1 common stock, $0.001 par value, 55,000 shares authorized, 48,518 and 48,382 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	48	48
Class B-2 common stock, $0.001 par value, 55,000 shares authorized, 48,518 and 48,382 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	49	49
Class B-3 common stock, $0.001 par value, 55,000 shares authorized, 48,519 and 48,383 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	49	49
Additional paid-in capital	4,704,962	4,427,977
Accumulated distributions in excess of earnings	(2,381,858)	(2,312,877)
Accumulated other comprehensive income	16,499	19,730
Total shareholders’ equity	2,339,834	2,135,024
Noncontrolling interests	1,494	1,494
Total equity	2,341,328	2,136,518
Total liabilities and equity	$5,759,406	$5,941,894

(a)

On March 20, 2012, we effectuated a ten-to-one reverse stock split of our then outstanding common stock. Immediately following the reverse stock split, we redesignated all of our common stock as Class A common stock. On March 21, 2012, we paid a stock dividend pursuant to which each then outstanding share of our Class A common stock received one share of Class B-1 common stock, one share of Class B-2 common stock and one share of Class B-3 common stock. These transactions are referred to as the Recapitalization. All common stock share amounts and related dollar amounts give retroactive effect to the Recapitalization.

2nd Quarter 2012 Supplemental Information	1

Retail Properties of America, Inc.

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Rental income	$120,043	$119,853	$240,883	$240,093
Tenant recovery income	25,276	24,727	53,737	52,665
Other property income	2,806	2,781	5,569	5,597
Total revenues	148,125	147,361	300,189	298,355

Expenses:
Property operating expenses	23,594	24,065	48,722	52,508
Real estate taxes	19,341	20,123	39,319	38,979
Depreciation and amortization	58,289	58,742	116,719	117,369
Provision for impairment of investment properties	1,323	-	1,323	-
Loss on lease terminations	1,177	3,355	4,901	6,693
General and administrative expenses	6,543	5,043	11,464	11,370
Total expenses	110,267	111,328	222,448	226,919

Operating income	37,858	36,033	77,741	71,436

Dividend income	615	522	1,480	1,198
Interest income	19	170	40	350
Gain on extinguishment of debt	-	3,715	3,879	14,438
Equity in loss of unconsolidated joint ventures, net	(1,286)	(1,981)	(3,604)	(4,159)
Interest expense	(40,537)	(55,644)	(95,263)	(116,257)
Co-venture obligation expense	(397)	(1,792)	(3,300)	(3,584)
Recognized gain on marketable securities	7,265	277	7,265	277
Other income (expense), net	2,479	171	(1,067)	753
Income (loss) from continuing operations	6,016	(18,529)	(12,829)	(35,548)

Discontinued operations:
Income (loss), net	490	1,709	1,453	(27,408)
Gain on sales of investment properties	6,847	702	7,762	4,161
Income (loss) from discontinued operations	7,337	2,411	9,215	(23,247)
Gain on sales of investment properties	4,323	2,402	5,002	5,062
Net income (loss)	17,676	(13,716)	1,388	(53,733)
Net income attributable to noncontrolling interests	-	(8)	-	(16)
Net income (loss) attributable to Company shareholders	$17,676	$(13,724)	$1,388	$(53,749)

Earnings (loss) per common share - basic and diluted (a):
Continuing operations	$0.05	$(0.08)	$(0.04)	$(0.16)
Discontinued operations	0.03	0.01	0.05	(0.12)
Net income (loss) per common share attributable to Company shareholders	$0.08	$(0.07)	$0.01	$(0.28)

Weighted average number of common shares outstanding - basic and diluted (a)	226,543	192,114	210,331	191,801

(a)  All common stock share amounts and per share amounts give retroactive effect to the Recapitalization.

2nd Quarter 2012 Supplemental Information	2

Retail Properties of America, Inc.

Funds From Operations (FFO), Operating FFO and Additional Information

(amounts in thousands, except per share amounts and percentages)

(unaudited)

FFO, Operating FFO and Dividend Ratios (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012		2011

Net income (loss) attributable to Company shareholders	$17,676	$(13,724)	$1,388		$(53,749)
Add:
Depreciation and amortization (b)	62,156	64,389	127,381		129,836
Provision for impairment of investment properties (b)	1,498	1,523	2,553	(c)	34,270
Less:
Gain on sales of investment properties (b)	(11,170)	(3,104)	(12,764)		(9,223)
Noncontrolling interests’ share of depreciation
related to consolidated joint ventures (b)	-	(96)	-		(680)
FFO	$70,160	$48,988	$118,558		$100,454

FFO per common share outstanding	$0.31	$0.25	$0.56		$0.52

FFO	$70,160	$48,988	$118,558		$100,454
Add:
Excise tax accrual	-	-	4,594		-
Less:
Mortgage premium write-off	(10,295)	-	(10,295)		-
Recognized gain on marketable securities	(7,265)	(277)	(7,265)		(277)
Gain on extinguishment of debt	-	(3,715)	(3,879)		(14,438)
Other	(1,627)	-	(1,627)		-
Operating FFO	$50,973	$44,996	$100,086		$85,739

Operating FFO per common share outstanding	$0.23	$0.23	$0.48		$0.45

Weighted average number of common shares outstanding	226,543	192,114	210,331		191,801

Dividends declared per common share	$0.16563	$0.15625	$0.33125		$0.30469

Additional Information
Operating property maintenance capital expenditures (d) (e)	$2,188	$1,582	$4,264		$2,707
Operating property lease-related expenditures (e) (f)	$8,218	$7,778	$19,380		$15,071
Straight-line rental income, net (e)	$286	$(77)	$724		$(134)
Amortization of above and below market leases and lease inducements (e)	$288	$394	$777		$737
Straight-line ground rent expense (e)	$(910)	$(948)	$(1,826)		$(1,904)

(a)         Refer to page 19 for definitions of FFO and Operating FFO.

(b)         Includes amounts from discontinued operations.

(c)          Excludes $230, which represents the amount by which our pro rata share of the impairment charges included in losses recorded at our Hampton unconsolidated joint venture during the six months ended June 30, 2012, exceeded the carrying value of our investment in such joint venture.

(d)         Consists of payments for building and site improvements.

(e)         Reported totals are inclusive of our pro rata share from our RioCan, MS Inland and Hampton investment property unconsolidated joint ventures.

(f)             Consists of payments for tenant improvements, lease commissions and lease inducements.

2nd Quarter 2012 Supplemental Information	3

Retail Properties of America, Inc.

Supplemental Financial Statement Detail

(amounts in thousands)

(unaudited)

Supplemental Balance Sheet Detail		June 30,	December 31,
		2012	2011
Accounts and Notes Receivable
Accounts receivable (net of allowances of $6,202 and $5,975, respectively)		$28,266	$36,105
Straight-line receivables (net of allowances of $1,361 and $1,956, respectively)		58,544	58,817
Notes receivable (net of allowances of $300)		-	-
Total		$86,810	$94,922

Other Assets, net
Deferred costs, net		$87,718	$51,862
Restricted cash and escrows		82,806	91,533
Other assets, net		19,537	20,823
Total		$190,061	$164,218

Other Liabilities
Unearned income		$17,699	$19,057
Straight-line ground rent liability		30,644	28,872
Fair value of derivatives		2,501	2,891
Other liabilities		19,452	16,124
Total		$70,296	$66,944

Developments in Progress
Active developments (a)		$4,050	$3,599
Property available for future development (b)		46,341	46,341
Total		$50,391	$49,940

Supplemental Statements of Operations Detail	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Rental Income
Base rent	$118,251	$118,102	$236,084	$235,621
Percentage and specialty rent	1,260	1,411	3,366	3,024
Straight-line rent	228	(71)	623	683
Amortization of above and below market leases and lease inducements	304	411	810	765
Total	$120,043	$119,853	$240,883	$240,093

Other Property Income
Lease termination income	$921	$-	$1,528	$771
Other property income	1,885	2,781	4,041	4,826
Total	$2,806	$2,781	$5,569	$5,597

Loss on Lease Terminations
Write-off of tenant-related tenant improvements and in-place lease values	$8	$118	$8	$(283)
Write-off of tenant-related above and below market lease intangibles	1,169	3,237	4,893	6,976
Total	$1,177	$3,355	$4,901	$6,693

Bad Debt Expense	$265	$446	$466	$1,859

Straight-line Ground Rent Expense	$910	$948	$1,826	$1,904

Management Fee Income from Joint Ventures (c)	$708	$451	$1,479	$1,008

Capitalized Interest	$-	$76	$-	$144

Net Operating Income (NOI)

Same Store NOI (d) (e)
Rental income	$117,116	$115,726	$234,863	$231,025
Tenant recovery income	25,185	23,963	52,899	51,009
Other property income	2,588	2,714	5,272	5,409
Property operating expenses	(22,004)	(22,046)	(45,722)	(47,249)
Real estate taxes	(17,483)	(19,105)	(36,501)	(37,083)
Same Store NOI	$105,402	$101,252	$210,811	$203,111
NOI from Other Investment Properties (d)	$166	$2,590	$1,730	$5,099
Total NOI (d)	$105,568	$103,842	$212,541	$208,210

Combined NOI (d) (f)	$108,933	$106,005	$219,195	$212,443

NOI from Discontinued Operations (d)	$490	$2,661	$1,884	$6,703

(a)     Represents one project in Henderson, Nevada.

(b)     Represents three parcels at June 30, 2012 and December 31, 2011.

(c)     Amounts are included in “Other income (expense), net” in the Condensed Consolidated Statements of Operations.

(d)     Refer to pages 19 - 22 for definitions and reconciliations of non-GAAP financial measures.

(e)     Same Store NOI for the three months ended June 30, 2012 and 2011 includes $(1,766) of net operating loss and $214 of NOI, respectively, from the property securing the $26,865 mortgage that had matured as of June 30, 2012 and $1,949 and $808, respectively, of NOI from a $116,400 cross-collateralized pool of mortgages that will mature in the fourth quarter of 2012. Same store NOI for the six months ended June 30, 2012 and 2011 includes $1,824 and $2,670, respectively, of NOI from a matured mortgage payable that was transferred to the lender in April 2012 as a deed-in-lieu of foreclosure transaction, $(1,803) of net operating loss and $245 of NOI, respectively, from the property securing the $26,865 mortgage that had matured as of June 30, 2012 and $3,311 and $967, respectively, of NOI from a $116,400 cross-collateralized pool of mortgages that will mature in the fourth quarter of 2012.

(f)       Combined data and ratios include our pro rata share of unconsolidated joint ventures in addition to our wholly-owned and consolidated portfolio.

2nd Quarter 2012 Supplemental Information	4

Retail Properties of America, Inc.

Capitalization

(amounts in thousands, except ratios)

Capitalization Data

	June 30,	December 31,
	2012	2011
Equity Capitalization
Common stock shares outstanding (a)	230,643	193,529
Common share price at June 29, 2012	$9.72	n/a
	$2,241,850	n/a

Debt Capitalization
Fixed rate mortgages	2,529,966	2,700,178
Variable rate mortgages	31,800	79,599
Total mortgage debt	2,561,766	2,779,777

Notes payable	138,900	138,900
Margin payable	2,254	7,541
Credit facility	430,000	555,000
Total consolidated debt capitalization (includes unamortized premium of $0 and $10,858, respectively, and unamortized discount of $(1,747) and $(2,003), respectively)	3,132,920	3,481,218
Pro rata share of our investment property unconsolidated joint ventures’ total debt (includes unamortized premium of $2,779 and $3,423, respectively, and unamortized discount of $(217) and $(245), respectively)	112,071	114,382
Combined debt capitalization (b)	3,244,991	3,595,600

Total capitalization at end of period	$5,486,841	$3,595,600	(c)

Reconciliation of Debt to Total Net Debt and Combined Net Debt

	June 30,		December 31,
	2012		2011

Total debt	$3,132,920		$3,481,218
Less: cash and cash equivalents	(102,346)		(136,009)
Net debt	3,030,574		3,345,209
Adjusted EBITDA (d) (e)	399,641		400,646
Net debt to Adjusted EBITDA	7.6	x	8.3	x

Net debt	3,030,574		3,345,209
Add: pro rata share of our investment property unconsolidated joint ventures total debt	112,071		114,382
Less: pro rata share of our investment property unconsolidated joint ventures’ cash and cash equivalents	(2,157)		(13,238)
Combined net debt (b)	3,140,488		3,446,353
Combined Adjusted EBITDA (b) (d) (e)	415,148		415,614
Combined net debt to combined Adjusted EBITDA (b)	7.6	x	8.3	x

(a)	All common stock share amounts give retroactive effect to the Recapitalization.

(b)	Combined data and ratios include our pro rata share of unconsolidated joint ventures in addition to our wholly-owned and consolidated portfolio.

(c)	Amount does not include any equity capitalization.

(d)	For purposes of these ratio calculations, twelve months ended figures were used.

(e)	Refer to pages 19 - 22 for definitions and reconciliations of non-GAAP financial measures.

2nd Quarter 2012 Supplemental Information	5

Retail Properties of America, Inc.

Unsecured Credit Facility Covenants (a)

(amounts in thousands, except percentages and ratios)

			June 30,
	Covenant		2012

Leverage ratio	< 60%	(b) (c)	52.75%

Fixed charge coverage ratio	> 1.45x	(d)	1.70x

Secured indebtedness as a percentage of Total Asset Value	< 52.50%	(c) (e)	43.95%

Guaranteed and recourse indebtedness	< $100,000		$33,621

Unsecured asset pool covenants:

Leverage ratio	< 60%	(c)	34.94%

Debt service coverage	> 1.50x		2.69x

(a)

For a complete listing of all covenants related to our unsecured credit facility as well as covenant definitions, refer to the Second Amended and Restated Credit Agreement filed as Exhibit 10.4 to Amendment No. 5 of our Form S-11, dated March 9, 2012.

(b)	This ratio may be increased once to 62.5% for two consecutive quarters, if necessary.

(c)	Based upon a capitalization rate of 7.5%.

(d)	This ratio will be increased to 1.50x beginning on the date of issuance of our financial statements for the quarter ending December 31, 2012.

(e)

This ratio will be decreased to 50% on the date of issuance of our financial statements for the quarter ending March 31, 2013 and further reduced to 45% on the date of issuance of our financial statements for the quarter ending March 31, 2014.

2nd Quarter 2012 Supplemental Information	6

Retail Properties of America, Inc.

Consolidated Debt Summary as of June 30, 2012

(dollar amounts in thousands)

	Balance	Contractual Interest Rate / Weighted Average (WA) Contractual Interest Rate		Years to Maturity/WA Years to Maturity
Fixed rate:
Mortgages payable (a)	$2,042,950	5.70%		5.6 years
IW JV mortgages payable	488,763	7.50%		7.4 years	(b)
IW JV senior mezzanine note	85,000	12.24%		7.4 years	(c)
IW JV junior mezzanine note	40,000	14.00%		7.4 years	(c)
Mezzanine note	13,900	11.00%		1.5 years	(d)
	2,670,613
Variable rate:
Construction loans	31,800	4.47%		0.9 years
Margin payable	2,254	1.74%		-	(e)
	34,054

Total mortgages and notes payable	2,704,667

Unsecured credit facility	430,000	2.75%		3.4 years

Total consolidated indebtedness	$3,134,667	5.87%	(f)	5.5 years

Consolidated Debt Maturity Schedule as of June 30, 2012

Year	Principal Amortization	Principal Payoff	Total (a)	% of Total	WA Rates on Total Debt

2012	$12,906	$245,365	$258,271	8.2%	5.67%
2013	27,490	280,000	307,490	9.8%	5.48%
2014	28,426	222,920	251,346	8.0%	6.90%
2015	27,385	574,540	601,925	19.2%	5.11%
2016	25,315	323,217	348,532	11.1%	3.20%
2017	23,385	272,945	296,330	9.5%	5.71%
2018	22,790	11,499	34,289	1.1%	6.46%
2019	23,085	627,335	650,420	20.7%	8.48%
2020	14,599	18,979	33,578	1.1%	6.75%
2021	15,077	-	15,077	0.5%	5.07%
Thereafter	28,162	309,247	337,409	10.8%	4.77%
Total	$248,620	$2,886,047	$3,134,667	100.0%	5.87%	(f)

(a)	Does not include mortgage discount of $1,747, net of accumulated amortization, that was outstanding as of June 30, 2012.

(b)	Mortgages payable can be defeased beginning in January 2014.

(c)	Notes payable can be prepaid beginning in February 2013 for a fee ranging from 1% to 5% of the outstanding principal balance depending on the date the prepayment is made.

(d)	Subsequent to June 30, 2012, the entire balance of this mezzanine note was repaid.

(e)	Margin payable is due upon demand.

(f)

Interest rates presented exclude the impact of discount amortization, capitalized loan fee amortization and the increase in contractual interest rates for mortgages where we have triggered the hyper-amortization provisions of the loan agreement. As of June 30, 2012, our overall weighted average interest rate for consolidated debt including the impact of discount amortization, loan fee amortization and the higher hyper-amortization interest rates was 6.35%.

2nd Quarter 2012 Supplemental Information	7

Retail Properties of America, Inc.

Acquisitions and Dispositions for the Six Months Ended June 30, 2012

(amounts in thousands, except square footage amounts)

Acquisitions:

				Gross (at 100%)			Pro Rata Share
Location	Acquisition Date	Joint Venture (a)	Property Type	Gross Leasable Area (GLA)	Purchase Price	Debt Incurred	GLA	Purchase Price	Debt Incurred
Consolidated
		n/a	n/a	-	$-	$-	-	$-	$-

Unconsolidated
		n/a	n/a	-	$-	$-	-	$-	$-

Dispositions:

				Gross (at 100%)			Pro Rata Share

Location	Disposition Date	Joint Venture (a)	Property Type	GLA	Sales Price	Debt Repaid	GLA	Sales Price	Debt Repaid
Consolidated
Jacksonville, FL	February 1, 2012	n/a	Single-user retail	13,800	$5,800	$-	13,800	$5,800	$-
Winston-Salem, NC	April 10, 2012 (b)	n/a	Single-user office	501,000	-	23,570	501,000	-	23,570
				514,800	$5,800	$23,570	514,800	$5,800	$23,570

Unconsolidated
Westminster, CO	May 7, 2012	Hampton	Single-user retail	43,200	$2,000	$1,853	41,400	$1,918	$1,777

Transactions Between RPAI Entities:

				Gross (at 100%)			Pro Rata Share
Location	Transaction Date	Acquiring Joint Venture (a)	Property Type	GLA	Sales Price	Debt Incurred	GLA	Sales Price	Debt Incurred
Southlake, TX	February 23, 2012	RioCan (c)	Multi-tenant retail	134,900	$35,366	$20,945	26,980	$7,073	$4,189

(a)	As of June 30, 2012, we held 20.0%, 20.0% and 95.9% ownership interests in our RioCan, MS Inland and Hampton unconsolidated joint ventures, respectively.

(b)	On April 10, 2012, we transferred this property to the lender through a deed-in-lieu of foreclosure transaction.

(c)

Our RioCan joint venture acquired the property in Southlake, Texas from our MS Inland joint venture. MS Inland used proceeds from the transaction to payoff the $20,625 mortgage on the property, of which our pro rata share was $4,125.

2nd Quarter 2012 Supplemental Information	8

Retail Properties of America, Inc.

Property Overview as of June 30, 2012

(dollar amounts and square footage in thousands)

Consolidated Operating Properties at 100%:

Property Type/Region	Number of Properties	GLA	% of Total GLA (a)	Occupancy (b)	% Leased Including Signed (c)	Annualized Base Rent (ABR) (d)	% of Total ABR (a)	ABR Per Occupied Sq. Ft. (e)
Retail:
North	83	10,627	30.5%	91.6%	92.9%	$ 136,764	31.5%	$14.05
East	67	8,617	24.7%	91.1%	93.5%	101,787	23.5%	12.96
West	51	8,040	23.0%	81.0%	88.1%	92,134	21.2%	14.15
South	58	7,589	21.8%	87.2%	88.4%	103,486	23.8%	15.63
Total - Retail	259	34,873	100.0%	88.1%	91.0%	434,171	100.0%	14.13

Other:
Office	11	2,834		95.9%	95.9%	33,652		12.39
Industrial	3	1,323		100.0%	100.0%	6,844		5.17
Total Other	14	4,157		97.2%	97.2%	40,496		10.03

Total Consolidated Operating Portfolio	273	39,030		89.0%	91.6%	$ 474,667		$13.66

Unconsolidated Operating Properties at 100%:

Property Type/Region	RPAI Ownership %	Number of Properties	GLA	% of Total GLA (a)	Occupancy (b)	% Leased Including Signed (c)	ABR	% of Total ABR (a)	ABR Per Occupied Sq. Ft. (e)
Retail:
North	20.0%	1	221	5.0%	99.4%	99.4%	$4,496	6.8%	$20.50
East	20.0%	3	538	12.1%	94.0%	94.4%	7,206	11.0%	14.25
West	95.9%	3	140	3.0%	78.6%	78.6%	1,413	2.2%	12.80
South	20.0%	16	3,565	79.9%	93.9%	95.6%	52,610	80.0%	15.71
Total - Retail		23	4,464	100.0%	93.7%	95.1%	$65,725	100.0%	$15.70

Total Pro Rata Operating Portfolio (f):

Property Type/Region	Number of Properties	GLA	% of Total GLA (a)	Occupancy (b)	% Leased Including Signed (c)	ABR (d)	% of Total ABR (a)	ABR Per Occupied Sq. Ft. (e)
Retail:
North	84	10,671	29.8%	91.6%	92.9%	$137,663	30.7%	$14.08
East	70	8,724	24.3%	91.2%	93.6%	103,228	23.0%	12.98
West	54	8,175	22.8%	80.9%	88.0%	93,489	20.9%	14.13
South	74	8,302	23.1%	87.8%	89.0%	114,008	25.4%	15.64
Total - Retail	282	35,872	100.0%	88.2%	91.1%	448,388	100.0%	14.17

Other:
Office	11	2,834		95.9%	95.9%	33,652		12.39
Industrial	3	1,323		100.0%	100.0%	6,844		5.17
Total Other	14	4,157		97.2%	97.2%	40,496		10.03

Total Pro Rata Share	296	40,029		89.1%	91.7%	$488,884		$13.70

(a)	Percentages are only provided for our retail operating portfolio.

(b)	Based on leases commenced as of June 30, 2012 and calculated as occupied GLA divided by total GLA.

(c)	Includes leases signed as of June 30, 2012 but not commenced and calculated as leased GLA divided by total GLA.

(d)	Excludes $1.45 million of ABR from our development properties and $0.4 million of rental abatements for the 12 months ending June 30, 2013.

(e)	Represents ABR divided by occupied GLA.

(f)	Includes our consolidated operating properties plus our pro rata share of unconsolidated operating properties.

2nd Quarter 2012 Supplemental Information	9

Retail Properties of America, Inc.

State/Regional Summary as of June 30, 2012

(dollar amounts and square footage in thousands)

Total Pro Rata Operating Portfolio (a):

Property Type/Region	Number of Properties	GLA	% of Total GLA (b)	Occupancy (c)	% Leased Including Signed (d)	ABR (e)	% of Total ABR (b)	ABR Per Occupied Sq. Ft. (f)
Retail
North
Connecticut	5	449	1.3%	89.7%	98.0%	$7,035	1.6%	$17.49
Indiana	4	653	1.8%	96.9%	97.1%	5,803	1.3%	9.17
Massachusetts	5	1,183	3.3%	90.1%	90.2%	12,173	2.7%	11.42
Maryland	8	2,299	6.4%	93.4%	94.0%	33,388	7.4%	15.56
Maine	2	423	1.2%	90.1%	97.5%	3,775	0.8%	9.90
Michigan	2	467	1.3%	95.7%	96.1%	7,900	1.8%	17.67
New Jersey	3	449	1.3%	92.4%	92.4%	4,688	1.0%	11.30
New York	32	1,552	4.3%	97.8%	97.8%	24,590	5.5%	16.20
Ohio	7	1,106	3.1%	80.0%	81.3%	11,372	2.5%	12.86
Pennsylvania	12	1,335	3.7%	92.3%	94.0%	16,078	3.6%	13.05
Rhode Island	3	269	0.7%	84.6%	87.0%	3,322	0.8%	14.59
Vermont	1	486	1.4%	87.9%	89.3%	7,539	1.7%	17.65
Subtotal - North	84	10,671	29.8%	91.6%	92.9%	137,663	30.7%	14.08

East
Alabama	6	372	1.0%	95.3%	96.8%	4,572	1.0%	12.92
Florida	14	1,596	4.4%	90.9%	91.3%	20,612	4.6%	14.20
Georgia	14	1,857	5.2%	93.1%	94.7%	20,022	4.5%	11.58
Illinois	7	1,037	2.9%	85.7%	92.9%	15,586	3.5%	17.55
Missouri	5	812	2.3%	79.8%	86.3%	7,167	1.6%	11.07
North Carolina	3	680	1.9%	100.0%	100.0%	6,961	1.5%	10.23
South Carolina	12	1,271	3.5%	93.7%	94.1%	13,806	3.1%	11.60
Tennessee	7	712	2.0%	90.2%	94.4%	7,350	1.6%	11.45
Virginia	2	387	1.1%	95.3%	96.6%	7,152	1.6%	19.34
Subtotal - East	70	8,724	24.3%	91.2%	93.6%	103,228	23.0%	12.98

West
Arizona	4	772	2.1%	86.1%	89.0%	10,812	2.4%	16.26
California	30	2,895	8.1%	73.8%	88.3%	30,040	6.7%	14.05
Colorado	5	613	1.7%	86.3%	89.7%	5,953	1.3%	11.25
Iowa	1	134	0.4%	92.6%	93.2%	1,518	0.3%	12.21
Kansas	1	237	0.7%	90.7%	100.0%	2,077	0.5%	9.68
Montana	1	162	0.5%	87.7%	87.7%	1,629	0.4%	11.48
New Mexico	1	224	0.6%	88.3%	88.3%	2,982	0.7%	15.06
Nevada	3	620	1.7%	81.8%	87.2%	8,813	2.0%	17.37
Utah	2	719	2.0%	78.8%	82.7%	10,689	2.4%	18.87
Washington	4	1,376	3.8%	83.0%	85.3%	14,121	3.1%	12.36
Wisconsin	2	423	1.2%	92.2%	92.2%	4,855	1.1%	12.46
Subtotal - West	54	8,175	22.8%	80.9%	88.0%	93,489	20.9%	14.13

South
Louisiana	3	311	0.8%	100.0%	100.0%	3,540	0.8%	11.37
Oklahoma	6	164	0.5%	100.0%	100.0%	2,357	0.5%	14.40
Texas	65	7,827	21.8%	87.1%	88.4%	108,111	24.1%	15.87
Subtotal - South	74	8,302	23.1%	87.8%	89.0%	114,008	25.4%	15.64

Total - Pro Rata Retail	282	35,872	100.0%	88.2%	91.1%	448,388	100.0%	14.17

Other
Office	11	2,834		95.9%	95.9%	33,652		12.39
Industrial	3	1,323		100.0%	100.0%	6,844		5.17
Total - Pro Rata Other	14	4,157		97.2%	97.2%	40,496		10.03

Total Pro Rata Operating Portfolio	296	40,029		89.1%	91.7%	$488,884		$13.70

(a)	Includes our consolidated operating properties plus our pro rata share of unconsolidated operating properties.

(b)	Percentages are only provided for our retail operating portfolio.

(c)	Based on leases commenced as of June 30, 2012 and calculated as occupied GLA divided by total GLA.

(d)	Includes leases signed as of June 30, 2012 but not commenced and calculated as leased GLA divided by total GLA.

(e)	Excludes $1.45 million of ABR from our development properties and $0.4 million of rental abatements for the 12 months ending June 30, 2013.

(f)	Represents ABR divided by occupied GLA.

2nd Quarter 2012 Supplemental Information	10

Retail Properties of America, Inc.

Retail Operating Portfolio Occupancy Breakdown as of June 30, 2012

(square footage amounts in thousands)

Consolidated Retail Operating Properties at 100%:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)
Retail
North	83	10,627	91.6%	6,566	96.3%	1,896	90.6%	946	83.4%	1,219	74.6%
East	67	8,617	91.1%	4,672	96.0%	1,599	92.5%	781	89.9%	1,565	75.9%
West	51	8,040	81.0%	4,951	82.5%	1,253	84.1%	729	75.3%	1,107	74.4%
South	58	7,589	87.2%	3,295	92.2%	1,451	88.9%	1,040	84.1%	1,803	78.5%
Total - Consolidated at 100%	259	34,873	88.1%	19,484	92.0%	6,199	89.4%	3,496	83.4%	5,694	76.1%

Unconsolidated Retail Operating Properties at 100%:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)
Retail
North	1	221	99.4%	73	100.0%	128	100.0%	6	100.0%	14	90.1%
East	3	538	94.0%	274	100.0%	116	100.0%	46	87.6%	102	74.1%
West	3	140	78.6%	110	72.8%	27	100.0%	-	-	3	100.0%
South	16	3,565	93.9%	1,761	98.4%	457	95.0%	488	87.6%	859	87.8%
Total - Unconsolidated at 100%	23	4,464	93.7%	2,218	97.4%	728	96.8%	540	87.7%	978	86.4%

Total Pro Rata Retail Operating Portfolio (b):

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)	GLA	Occupancy (a)
Retail
North	84	10,671	91.6%	6,581	96.3%	1,922	90.7%	946	83.4%	1,222	74.6%
East	70	8,724	91.2%	4,727	96.0%	1,622	92.6%	790	89.8%	1,585	75.9%
West	54	8,175	80.9%	5,057	82.3%	1,279	84.4%	729	75.3%	1,110	74.5%
South	74	8,302	87.8%	3,647	92.8%	1,542	89.3%	1,138	84.4%	1,975	79.3%
Total - Pro Rata Share	282	35,872	88.2%	20,012	92.0%	6,365	89.6%	3,603	83.5%	5,892	76.5%

(a)	Based on leases commenced as of June 30, 2012 and calculated as occupied GLA divided by total GLA.

(b)	Includes our consolidated retail operating properties plus our pro rata share of unconsolidated retail operating properties.

2nd Quarter 2012 Supplemental Information	11

Retail Properties of America, Inc.

Top Tenants as of June 30, 2012

(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in our retail operating portfolio, including our pro rata share of unconsolidated joint ventures, based on ABR as of June 30, 2012. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant (a)	Primary DBA	Number of Stores	Occupied GLA	% of Occupied GLA (b)	ABR	% of Total ABR (c)	ABR per Occupied Sq. Ft. (d)
Best Buy Co, Inc.	Best Buy, Pacific Sales	30	1,069	3.4%	$14,568	3.3%	$13.63

Ahold USA, Inc.	Giant Foods, Stop & Shop	11	661	2.1%	12,935	2.9%	19.56

The TJX Companies Inc	HomeGoods, Marshalls, TJ Maxx	47	1,242	3.9%	11,770	2.6%	9.48

Rite Aid Corporation		35	425	1.3%	10,399	2.3%	24.49

PetSmart, Inc.		39	707	2.2%	9,821	2.2%	13.89

Ross Stores, Inc.		38	990	3.1%	9,448	2.1%	9.54

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, The Christmas Tree Shops	28	726	2.3%	9,232	2.1%	12.71

The Home Depot, Inc.		9	1,097	3.5%	9,135	2.0%	8.33

Kohl’s Corporation		14	1,143	3.6%	8,095	1.8%	7.08

The Sports Authority, Inc.		17	690	2.2%	7,952	1.8%	11.53

SUPERVALU INC.	Acme, Jewel-Osco, Save-A-Lot, Shaw’s Supermarkets, Shop N Save, Shoppers Food Warehouse	10	562	1.8%	7,705	1.7%	13.71

Pier 1 Imports, Inc.		39	390	1.2%	7,252	1.6%	18.59

Publix Super Markets Inc.		15	634	2.0%	6,703	1.5%	10.57

Michaels Stores, Inc.		29	588	1.9%	6,592	1.5%	11.20

Edwards Theaters, Inc.		2	219	0.7%	6,558	1.5%	29.92

Dicks Sporting Goods, Inc.	Dick’s Sporting Goods, Golf Galaxy	13	568	1.8%	6,525	1.5%	11.48

Wal-Mart Stores, Inc.	Wal-Mart, Sam’s Club	6	903	2.9%	5,985	1.3%	6.63

Office Depot, Inc.		22	439	1.4%	5,737	1.3%	13.09

Staples, Inc.		18	342	1.1%	4,663	1.0%	13.63

Rave Cinemas, LLC		2	162	0.5%	4,626	1.0%	28.53
Total Top Tenants		424	13,557	42.9%	$165,701	37.0%	$12.22

(a)

Excludes two office tenants, Aon Corporation consisting of 1,162 of GLA and $15,106 of ABR and Zurich American Insurance Company, consisting of 895 of GLA and $10,476 of ABR, and one industrial tenant, Cost Plus consisting of 1,036 of GLA and $5,242 of ABR.

(b)	Represents the percentage of total occupied GLA of our retail operating portfolio including our pro rata share of unconsolidated joint ventures.

(c)	Represents the percentage of total annualized base rent from our retail operating portfolio including our pro rata share of unconsolidated joint ventures.

(d)	Represents annualized base rent divided by occupied GLA.

2nd Quarter 2012 Supplemental Information	12

Retail Properties of America, Inc.

Retail Leasing Activity Summary

(square footage amounts in thousands)

The following table summarizes the leasing activity in our retail operating portfolio including our pro rata share of unconsolidated joint ventures as of June 30, 2012 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases

	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Improvements PSF
Q2 2012	174	727	$18.59	$17.70	5.03%	6.00	$10.31
Q1 2012	154	729	$19.49	$19.44	0.26%	6.74	$19.01
Q4 2011	144	1,104	$14.49	$14.52	(0.21%)	7.59	$11.19
Q3 2011	184	1,189	$15.13	$15.04	0.60%	6.27	$10.97
Total - 12 months	656	3,749	$16.43	$16.22	1.29%	6.65	$12.47

Comparable Renewal Leases

	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Improvements PSF
Q2 2012	101	345	$18.79	$18.02	4.27%	4.18	$1.02
Q1 2012	81	257	$22.10	$21.09	4.79%	4.64	$1.04
Q4 2011	79	586	$14.54	$14.31	1.61%	7.70	$4.54
Q3 2011	106	683	$14.50	$14.46	0.28%	4.46	$0.59
Total - 12 months	367	1,871	$16.35	$15.98	2.32%	5.34	$1.97

Comparable New Leases

	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Improvements PSF
Q2 2012	17	106	$17.93	$16.68	7.49%	8.51	$32.85
Q1 2012	24	158	$15.25	$16.77	(9.06%)	9.10	$37.91
Q4 2011	13	77	$14.09	$16.11	(12.54%)	8.22	$23.10
Q3 2011	17	65	$21.86	$21.14	3.41%	7.71	$24.64
Total - 12 months	71	406	$16.78	$17.32	(3.12%)	8.51	$31.67

Non-Comparable New and Renewal Leases (b)

	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Improvements PSF
Q2 2012	56	276	$15.51	n/a	n/a	7.74	$13.22
Q1 2012	49	314	$13.43	n/a	n/a	8.17	$24.20
Q4 2011	52	441	$10.75	n/a	n/a	7.25	$17.96
Q3 2011	61	441	$16.04	n/a	n/a	8.81	$25.04
Total - 12 months	218	1,472	$13.67	n/a	n/a	8.06	$20.52

(a)	Total excludes the impact of Non-Comparable Leases.

(b)	Includes leases signed on units that were vacant for over 12 months, leases signed without fixed rental payments and leases signed for fixed rental payments inclusive of expense reimbursement.

2nd Quarter 2012 Supplemental Information	13

Retail Properties of America, Inc.

Retail Lease Expirations as of June 30, 2012

(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of June 30, 2012, of lease expirations scheduled to occur during the remainder of 2012 and each of the ten calendar years from 2013 to 2022 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in our retail operating portfolio including our pro rata share of unconsolidated joint ventures. The following tables are based on leases commenced as of June 30, 2012. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft. (a)	ABR at Exp. (b)	ABR Per Occupied Sq. Ft. at Exp. (c)
2012	679	2.2%	1.9%	$13,152	2.9%	$19.38	$13,152	$19.38
2013	2,703	8.6%	7.6%	44,031	9.8%	16.29	44,426	16.44
2014	4,097	13.0%	11.3%	63,789	14.2%	15.57	64,487	15.74
2015	3,465	10.9%	9.7%	50,003	11.2%	14.43	51,079	14.74
2016	2,827	9.0%	7.9%	44,976	10.1%	15.91	46,360	16.40
2017	2,602	8.2%	7.3%	37,341	8.3%	14.35	38,942	14.97
2018	1,364	4.3%	3.8%	21,192	4.7%	15.54	22,968	16.84
2019	1,858	5.8%	5.1%	26,703	6.0%	14.37	28,310	15.23
2020	2,115	6.6%	5.9%	24,835	5.5%	11.74	26,465	12.51
2021	2,078	6.6%	5.8%	28,138	6.3%	13.54	30,409	14.63
2022	2,215	7.0%	6.2%	25,248	5.6%	11.40	26,896	12.15
Thereafter	5,500	17.4%	15.3%	66,665	14.9%	12.12	72,145	13.12
Month to month	136	0.4%	0.4%	2,315	0.5%	16.99	2,315	16.99
Leased Total	31,639	100.0%	88.2%	$448,388	100.0%	14.17	$467,954	$14.79

Leases signed but not commenced	1,074	-	2.9%	$14,151	-	$13.18	$14,276	$13.30
Available	3,159	-	8.9%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for our retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Anchor

Lease Expiration Year	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft. (a)	ABR at Exp. (b)	ABR Per Occupied Sq. Ft. at Exp. (c)
2012	180	0.6%	0.5%	$2,806	0.6%	$15.60	$2,806	$15.60
2013	1,321	4.2%	3.7%	13,949	3.1%	10.56	14,140	10.70
2014	2,550	8.1%	7.1%	29,497	6.6%	11.57	29,530	11.58
2015	2,440	7.7%	6.8%	27,626	6.2%	11.32	27,882	11.43
2016	1,979	6.3%	5.5%	25,002	5.6%	12.64	25,487	12.88
2017	1,895	6.0%	5.3%	20,234	4.5%	10.68	20,580	10.86
2018	1,040	3.3%	2.9%	13,439	3.0%	12.92	14,248	13.70
2019	1,628	5.1%	4.5%	21,370	4.8%	13.12	22,442	13.78
2020	1,914	6.0%	5.3%	19,940	4.4%	10.42	21,021	10.98
2021	1,827	5.8%	5.1%	22,773	5.1%	12.46	24,348	13.32
2022	2,071	6.5%	5.8%	21,752	4.8%	10.51	22,857	11.04
Thereafter	5,221	16.5%	14.5%	59,489	13.3%	11.40	63,253	12.12
Month to month	45	0.1%	0.1%	485	0.1%	10.84	485	10.84
Leased Total	24,111	76.2%	67.1%	$278,362	62.1%	$11.54	$289,079	$11.99

Leases signed but not commenced	840	-	2.2%	$9,275	-	$11.04	$9,315	$11.09

Non-Anchor

Lease Expiration Year	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft. (a)	ABR at Exp. (b)	ABR Per Occupied Sq. Ft. at Exp. (c)
2012	499	1.6%	1.4%	$10,346	2.3%	$20.75	$10,346	$20.75
2013	1,382	4.4%	3.9%	30,082	6.7%	21.77	30,286	21.92
2014	1,547	4.9%	4.2%	34,292	7.6%	22.17	34,957	22.60
2015	1,025	3.2%	2.9%	22,377	5.0%	21.83	23,197	22.63
2016	848	2.7%	2.4%	19,974	4.5%	23.56	20,873	24.62
2017	707	2.2%	2.0%	17,107	3.8%	24.20	18,362	25.98
2018	324	1.0%	0.9%	7,753	1.7%	23.95	8,720	26.94
2019	230	0.7%	0.6%	5,333	1.2%	23.21	5,868	25.54
2020	201	0.6%	0.6%	4,895	1.1%	24.38	5,444	27.12
2021	251	0.8%	0.7%	5,365	1.2%	21.38	6,061	24.15
2022	144	0.5%	0.4%	3,496	0.8%	24.33	4,039	28.11
Thereafter	279	0.9%	0.8%	7,176	1.6%	25.73	8,892	31.88
Month to month	91	0.3%	0.3%	1,830	0.4%	20.01	1,830	20.01
Leased Total	7,528	23.8%	21.1%	$170,026	37.9%	$22.59	$178,875	$23.77

Leases signed but not commenced	234	-	0.7%	$4,876	-	$20.85	$4,961	$21.21

(a)	Represents annualized base rent divided by occupied GLA.

(b)	Represents annualized base rent at the scheduled expiration of the lease giving effect to contractual increases in base rent. Does not reflect contractual increases based on the Consumer Price Index.

(c)

Represents annualized base rent at the scheduled expiration of the lease, giving effect to contractual increases in base rent, divided by occupied GLA. Does not reflect contractual increases based on the Consumer Price Index.

2nd Quarter 2012 Supplemental Information	14

Retail Properties of America, Inc.

Unconsolidated Joint Venture Combined Financial Statements

(amounts in thousands)

Total Unconsolidated Joint Venture Combined Balance Sheets (a)

	June 30,	December 31,
	2012	2011

Real estate assets	$721,922	$729,429
Less: accumulated depreciation	(55,358)	(49,903)
Real estate, net	666,564	679,526

Cash and cash equivalents	10,456	66,007
Receivables, net	8,872	8,443
Acquired lease intangibles, net	144,351	155,706
Other assets, net	14,984	13,444
Total assets	$845,227	$923,126

Mortgage debt (includes unamortized premium of $3,870 and $4,769, respectively, and unamortized discount of $(1,086) and $(1,225), respectively)	$489,348	$491,398
Accounts payable and accrued expenses	9,893	12,485
Acquired below market lease intangibles, net	16,002	16,513
Other liabilities	27,314	31,767
Total liabilities	542,557	552,163

Total equity	302,670	370,963
Total liabilities and equity	$845,227	$923,126

RPAI Pro Rata Unconsolidated Joint Venture Combined Balance Sheets (b)

	June 30,	December 31,
	2012	2011

Real estate assets	$157,735	$162,220
Less: accumulated depreciation	(12,619)	(11,652)
Real estate, net	145,116	150,568

Cash and cash equivalents	2,157	13,238
Receivables, net	2,076	2,156
Acquired lease intangibles, net	28,870	31,141
Other assets, net	3,526	3,340
Total assets	$181,745	$200,443

Mortgage debt (includes unamortized premium of $2,779 and $3,423, respectively, and unamortized discount of $(217) and $(245), respectively)	$112,071	$114,382
Accounts payable and accrued expenses	2,132	2,812
Acquired below market lease intangibles, net	3,200	3,303
Other liabilities	5,473	6,364
Total liabilities	122,876	126,861

Total equity	58,869	73,582
Total liabilities and equity	$181,745	$200,443

(a)	Represents combined balance sheets of our RioCan, MS Inland and Hampton unconsolidated joint ventures.

(b)	Represents our pro rata share of the combined balance sheets of our RioCan, MS Inland and Hampton unconsolidated joint ventures.

2nd Quarter 2012 Supplemental Information	15

Retail Properties of America, Inc.

Unconsolidated Joint Venture Combined Financial Statements

(amounts in thousands)

Total Unconsolidated Joint Venture Combined Statements of Operations (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Rental income	$16,615	$9,108	$32,786	$18,126
Tenant recovery income	5,624	2,924	11,074	5,762
Other property income	72	219	214	308
Total revenues	22,311	12,251	44,074	24,196

Property operating expenses	4,073	1,559	7,028	3,390
Real estate taxes	3,766	2,063	7,536	3,924
Depreciation and amortization	12,658	6,049	25,251	12,151
Provision for impairment of investment properties	-	-	988	-
Loss on lease terminations	168	136	1,022	136
General and administrative expenses	220	197	757	391
Other operating expenses	-	-	842	-
Total expenses	20,885	10,004	43,424	19,992

Operating income	1,426	2,247	650	4,204

Interest expense	(5,169)	(3,522)	(10,443)	(6,945)
Other income, net	150	2	175	3
Loss from continuing operations	(3,593)	(1,273)	(9,618)	(2,738)

Discontinued operations:
Operating loss, net	(15)	(1,868)	(793)	(4,811)
Gain on sales of investment properties	-	-	2,444	-
(Loss) income from discontinued operations	(15)	(1,868)	1,651	(4,811)

Net loss	$(3,608)	$(3,141)	$(7,967)	$(7,549)

Funds From Operations (FFO) (b)
Net loss	$(3,608)	$(3,141)	$(7,967)	$(7,549)
Add:
Depreciation and amortization	12,830	6,478	26,495	12,885
Provision for impairment of investment properties	65	1,590	1,522	4,067
Less:
Gain on sales of investment properties	-	-	(2,444)	-
FFO	$9,287	$4,927	$17,606	$9,403

(a)	Represents combined statements of operations of our RioCan, MS Inland and Hampton unconsolidated joint ventures.

(b)	Refer to page 19 for definition of FFO.

2nd Quarter 2012 Supplemental Information	16

Retail Properties of America, Inc.

Unconsolidated Joint Venture Combined Financial Statements

(amounts in thousands)

RPAI Pro Rata Unconsolidated Joint Venture Combined Statements of Operations (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012 (b)	2011 (b)	2012 (b)	2011 (b)

Rental income	$3,602	$2,205	$7,075	$4,428
Tenant recovery income	1,195	740	2,343	1,427
Other property income	29	46	58	64
Total revenues	4,826	2,991	9,476	5,919

Property operating expenses	705	391	1,180	858
Real estate taxes	808	497	1,632	931
Depreciation and amortization	2,659	1,409	5,358	2,827
Provision for impairment of investment properties	-	-	947	-
Loss on lease terminations	34	27	204	27
General and administrative expenses	46	40	159	103
Other operating expenses	-	-	-	-
Total expenses	4,252	2,364	9,480	4,746

Operating income	574	627	(4)	1,173

Interest expense	(982)	(750)	(2,032)	(1,479)
Other income, net	30	1	25	1
Loss from continuing operations	(378)	(122)	(2,011)	(305)

Discontinued operations:
Operating loss, net	(81)	(1,544)	(578)	(4,009)
Gain on sales of investment properties	-	-	-	-
Loss from discontinued operations	(81)	(1,544)	(578)	(4,009)

Net loss	$(459)	$(1,666)	$(2,589)	$(4,314)
RPAI ownership adjustments (c)	(827)	(315)	(1,015)	155
Net loss attributable to RPAI’s ownership interests	$(1,286)	$(1,981)	$(3,604)	$(4,159)

Funds From Operations (FFO) (d)
Net loss attributable to RPAI’s ownership interests	$(1,286)	$(1,981)	$(3,604)	$(4,159)
Add:
Depreciation and amortization	2,697	1,442	5,577	2,876
Provision for impairment of investment properties	175	1,523	1,230	3,897
Less:
Gain on sales of investment properties	-	-	-	-
FFO	$1,586	$984	$3,203	$2,614

(a)	Represents our pro rata share of the combined net loss of our RioCan, MS Inland and Hampton unconsolidated joint ventures.

(b)	Amounts shown net of intercompany eliminations and GAAP adjustments for a real estate transaction between joint ventures due to our continuing involvement in the property.

(c)

Represents adjustments to reflect RPAI’s investment basis and other unconsolidated joint venture activity, inclusive of outside basis amortization, deferral of loss recognition pursuant to GAAP requirements and activity of our captive insurance plan, Oak Property and Casualty LLC.

(d)	Refer to page 19 for definition of FFO.

2nd Quarter 2012 Supplemental Information	17

Retail Properties of America, Inc.

Unconsolidated Joint Venture Overview and Debt Summary as of June 30, 2012

(dollar amounts and square footage in thousands)

Unconsolidated Joint Venture Overview

			At 100%			Pro Rata Share
		Number
	Ownership	of Operating
Joint Venture	Interest	Properties	GLA	ABR	Debt (a)	GLA	ABR	Debt (b)

MS Inland	20.0%	6	1,195	$19,789	$156,896	239	$3,958	$31,379
Hampton Retail Colorado	95.9%	3	140	1,413	16,068	134	1,355	15,410
RioCan	20.0%	14	3,129	44,523	313,600	626	8,904	62,720
		23	4,464	$65,725	$486,564	999	$14,217	$109,509

Unconsolidated Joint Venture Debt Summary

	At 100%				Pro Rata Share
	Debt (a)	Interest Rate/WA Interest Rate		Years to Maturity/WA Years to Maturity	Debt (b)	Interest Rate/WA Interest Rate		Years to Maturity/WA Years to Maturity
Fixed rate:
Mortgages payable	$366,146	4.97%		5.4 years	$73,229	4.97%		5.4 years
Construction loans	16,068	5.40%	(c)	2.2 years	15,410	5.40%	(c)	2.2 years
	382,214				88,639
Variable rate:
Mortgages payable	104,350	2.54%		2.5 years	20,870	2.54%		2.5 years
Total	$486,564	4.47%		4.6 years	$109,509	4.57%		4.4 years

Total Unconsolidated Joint Venture Debt Maturity Schedule as of June 30, 2012

Year	Principal Amortization	Principal Payoff	Total (a)	% of Total	WA Rates on Total Debt

2012	$1,274	$12,878	$14,152	2.9%	6.77%
2013	2,312	34,615	36,927	7.6%	5.74%
2014	2,554	120,418	122,972	25.3%	2.97%
2015	3,179	78,825	82,004	16.8%	5.47%
2016	2,636	29,112	31,748	6.5%	3.68%
2017	2,449	44,126	46,575	9.6%	4.44%
2018	1,366	56,891	58,257	12.0%	4.54%
Thereafter	3,017	90,912	93,929	19.3%	4.93%
Total	$18,787	$467,777	$486,564	100.0%	4.47%

RPAI Pro Rata Unconsolidated Joint Venture Debt Maturity Schedule as of June 30, 2012

Year	Principal Amortization	Principal Payoff	Total (b)	% of Total	WA Rates on Total Debt

2012	$255	$2,576	$2,831	2.6%	6.77%
2013	462	6,923	7,385	6.7%	5.74%
2014	511	36,280	36,791	33.6%	3.78%
2015	636	15,765	16,401	15.0%	5.47%
2016	528	5,822	6,350	5.8%	3.68%
2017	490	8,825	9,315	8.5%	4.44%
2018	273	11,378	11,651	10.6%	4.54%
Thereafter	603	18,182	18,785	17.2%	4.93%
Total	$3,758	$105,751	$109,509	100.0%	4.57%

(a)	Does not include any premium or discount, of which $3,870 and $(1,086), net of accumulated amortization, respectively, is outstanding as of June 30, 2012.

(b)	Does not include our pro rata share of premium or discount, of which $2,779 and $(217), net of accumulated amortization, respectively, is outstanding as of June 30, 2012.

(c)	The interest rate increases to 6.15% on September 5, 2012 and to 6.90% on September 5, 2013.

2nd Quarter 2012 Supplemental Information	18

Retail Properties of America, Inc.

Non-GAAP Financial Measures

Funds From Operations (FFO)

As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds from Operations (FFO) means net (loss) income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of investment properties, plus depreciation and amortization and impairment charges on investment properties, including adjustments for unconsolidated joint ventures in which we hold an interest. We have adopted the NAREIT definition in our computation of FFO and believe that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of real estate investment trusts (REITs). We believe that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. FFO is not intended to be an alternative to “Net Income” as an indicator of our performance, nor an alternative to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions.

Depreciation and amortization related to investment properties for purposes of calculating FFO include loss on lease terminations, which encompasses the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations. Loss on lease terminations included in depreciation and amortization for FFO excludes the write-off of tenant-related above and below market lease intangibles that are otherwise included in “Loss on lease terminations” in our condensed consolidated statements of operations.

Operating FFO

Operating FFO is defined as FFO excluding the impact of gains and losses from the early extinguishment of debt and other items as denoted within the calculation that we do not believe are representative of the operating results of our core business platform. We consider Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which we do not consider representative of the operating results of our core business platform. Operating FFO does not represent an alternative to “Net Income” as an indicator of our performance, nor an alternative to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay dividends. Further, comparison of our presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

Net Operating Income (NOI) and Combined NOI

We define Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements and amortization of acquired above and below market lease intangibles) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense and straight-line bad debt expense). Combined NOI represents NOI plus our pro rata share of NOI from our investment property unconsolidated joint ventures, including discontinued operations associated with those ventures. We believe that NOI and Combined NOI are useful measures of our operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that NOI and Combined NOI provide an operating perspective not immediately apparent from GAAP operating income or net (loss) income. We use NOI and Combined NOI to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.

Same Store NOI, NOI from Other Investment Properties and NOI from Discontinued Operations

Same Store NOI represents NOI from our same store portfolio consisting of 270 operating properties acquired or place in service prior to January 1, 2011. NOI from Other Investment Properties represents NOI primarily from our one development property, two additional phases of existing properties acquired during the third quarter of 2011, two non-stabilized operating properties and one property that was partially sold to our RioCan joint venture during the third quarter of 2011, which did not qualify for discontinued operations accounting treatment. In addition, we have included University Square, the property for which we have ceased making the monthly debt service payment and for which we have attempted to negotiate with the lender, in “Other investment properties” due to the uncertainty of the timing of transfer of ownership of this property. Prior to this quarter, we had included University Square in the same store portfolio. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. NOI from Discontinued Operations represents NOI associated with properties accounted for as discontinued operations.

Adjusted EBITDA and Combined Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. Combined Adjusted EBITDA represents Adjusted EBITDA plus our pro rata share of the EBITDA adjustments from our investment property unconsolidated joint ventures, including discontinued operations associated with those ventures. We believe that Adjusted EBITDA and Combined Adjusted EBITDA are useful because they allow investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA and Combined Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as alternatives to net income, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculations of Adjusted EBITDA and Combined Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.

Net Debt to Adjusted EBITDA and Combined Net Debt to Combined Adjusted EBITDA

Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior 12 months. Combined Net Debt to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures’ total debt less our pro rata share of these joint ventures’ cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior 12 months. We believe that these ratios are useful because they provide investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.

2nd Quarter 2012 Supplemental Information	19

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Net Income (Loss) to NOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Same store investment properties (270 properties):
Rental income	$117,116	$115,726	$234,863	$231,025
Tenant recovery income	25,185	23,963	52,899	51,009
Other property income	2,588	2,714	5,272	5,409
Other investment properties:
Rental income	2,395	3,787	4,587	7,620
Tenant recovery income	91	764	838	1,656
Other property income	218	67	297	188
Expenses:
Same store investment properties (270 properties):
Property operating expenses	(22,004)	(22,046)	(45,722)	(47,249)
Real estate taxes	(17,483)	(19,105)	(36,501)	(37,083)
Other investment properties:
Property operating expenses	(680)	(1,010)	(1,174)	(2,469)
Real estate taxes	(1,858)	(1,018)	(2,818)	(1,896)

Net operating income:
Same store investment properties	105,402	101,252	210,811	203,111
Other investment properties	166	2,590	1,730	5,099
Total net operating income	105,568	103,842	212,541	208,210

Other income (expense):
Straight-line rental income, net	228	(132)	623	(203)
Amortization of acquired above and below market lease intangibles, net	376	426	922	795
Amortization of lease inducements	(72)	(15)	(112)	(30)
Straight-line ground rent expense	(910)	(948)	(1,826)	(1,904)
Depreciation and amortization	(58,289)	(58,742)	(116,719)	(117,369)
Provision for impairment of investment properties	(1,323)	-	(1,323)	-
Loss on lease terminations	(1,177)	(3,355)	(4,901)	(6,693)
General and administrative expenses	(6,543)	(5,043)	(11,464)	(11,370)
Dividend income	615	522	1,480	1,198
Interest income	19	170	40	350
Gain on extinguishment of debt	-	3,715	3,879	14,438
Equity in loss of unconsolidated joint ventures, net	(1,286)	(1,981)	(3,604)	(4,159)
Interest expense	(40,537)	(55,644)	(95,263)	(116,257)
Co-venture obligation expense	(397)	(1,792)	(3,300)	(3,584)
Recognized gain on marketable securities	7,265	277	7,265	277
Other income (expense), net	2,479	171	(1,067)	753
Total other expense	(99,552)	(122,371)	(225,370)	(243,758)

Income (loss) from continuing operations	6,016	(18,529)	(12,829)	(35,548)

Discontinued operations:
Income (loss), net	490	1,709	1,453	(27,408)
Gain on sales of investment properties, net	6,847	702	7,762	4,161
Income (loss) from discontinued operations	7,337	2,411	9,215	(23,247)
Gain on sales of investment properties	4,323	2,402	5,002	5,062
Net income (loss)	17,676	(13,716)	1,388	(53,733)
Net income attributable to noncontrolling interests	-	(8)	-	(16)
Net income (loss) attributable to Company shareholders	$17,676	$(13,724)	$1,388	$(53,749)

2nd Quarter 2012 Supplemental Information	20

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Net Loss to Adjusted EBITDA and Combined Adjusted EBITDA

	Twelve Months Ended
	June 30, 2012	December 31, 2011
Net loss	$(17,457)	$(72,578)
Interest expense	209,985	232,360
Interest expense (discontinued operations)	958	530
Depreciation and amortization	233,755	235,435
Depreciation and amortization (discontinued operations)	1,215	2,585
Gain on sales of investment properties	(5,846)	(5,906)
Gain on sales of investment properties, net (discontinued operations)	(28,110)	(24,509)
Gain on extinguishment of debt, net	(6,146)	(16,705)
Loss on lease terminations (a)	7,621	9,704
Loss on lease terminations (a) (discontinued operations)	-	26
Provision for impairment of investment properties	8,973	38,023
Provision for impairment of investment properties (discontinued operations)	1,958	1,958
Recognized gain on marketable securities	(7,265)	(277)
Adjusted EBITDA	$399,641	$400,646

Pro rata share of adjustments from investment property unconsolidated joint ventures (b):
Interest expense	3,863	3,310
Depreciation and amortization	9,607	7,080
Loss on sales of investment properties	28	28
Loss on lease terminations (a)	561	387
Provision for impairment of investment properties	1,292	3,959
Amortization of basis (not pro rata)	156	204
Combined Adjusted EBITDA (c)	$415,148	$415,614

Reconciliation of NOI to Combined NOI

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Total net loss from investment property unconsolidated joint ventures	$(3,608)	$(3,141)	$(7,967)	$(7,549)
Adjustments:
Straight-line rental income	(259)	(145)	(661)	(326)
Amortization of acquired above and below market lease intangibles, net	58	80	135	134
Interest income	(2)	(3)	(3)	(5)
Straight-line bad debt expense	7	(17)	-	154
Depreciation and amortization	12,662	6,347	25,495	12,754
Provision for impairment of investment properties	65	1,590	1,522	4,067
Loss on lease terminations	168	136	1,022	136
General and administrative expenses	221	196	758	391
Interest expense	5,169	3,827	10,611	7,555
Gain on sales of investment properties	-	-	(2,444)	-
Other income, net	(148)	-	(121)	-
Total NOI from investment property unconsolidated joint ventures	$14,333	$8,870	$28,347	$17,311

Pro rata share of NOI from investment property unconsolidated joint ventures (b)	$3,365	$2,163	$6,654	$4,233
Total NOI	105,568	103,842	212,541	208,210
Combined NOI (c)	$108,933	$106,005	$219,195	$212,443

(a)             Loss on lease terminations in the reconciliation above excludes the write-off of tenant-related above and below market lease intangibles that are otherwise included in “Loss on lease terminations” in the condensed consolidated statements of operations.

(b)             Amounts shown net of intercompany eliminations.

(c)             Combined data and ratios include our pro rata share of unconsolidated joint ventures in addition to our wholly-owned and consolidated portfolio.

2nd Quarter 2012 Supplemental Information	21

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Operating Income (Loss) from Discontinued Operations to NOI from Discontinued Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Rental income	$466	$2,978	$1,791	$7,009
Tenant recovery income	(40)	177	(40)	732
Other property income	19	8	26	37
Expenses:
Property operating expenses	45	(320)	86	(486)
Real estate taxes	-	(182)	21	(589)
Net operating income from discontinued operations	490	2,661	1,884	6,703

Other income (expense):
Straight-line rental income	-	66	39	98
Amortization of acquired above and below market lease intangibles, net	-	5	-	10
Amortization of lease inducements	-	(18)	-	(18)
Straight-line bad debt expense	-	31	-	32
Depreciation and amortization	-	(943)	(191)	(2,591)
Provision for impairment of investment properties	-	-	-	(30,373)
Loss on lease terminations	-	(2)	-	(2)
General and administrative expenses	-	(34)	-	(35)
Interest expense	-	(57)	(279)	(1,232)
Total other expense	-	(952)	(431)	(34,111)

Operating income (loss) from discontinued operations	$490	$1,709	$1,453	$(27,408)

2nd Quarter 2012 Supplemental Information	22